Performance Calculation Data

                      Mid-Cap Growth  Investors     Balanced     Worldwide Growth

Total Return

6/30/97 Factor        4,475.539       12,861.276    2,597.122    1,434.237
3/31/97 Factor        3,890.731       11,385.709    2,367.974    1,265.137
6/30/96 Factor        4,043.687        9,924.349    2,127.457    1,175.858
6/30/92 Factor        2,656.297        5,991.164    1,429.623
6/30/87 Factor        1,947.295        4,615.082    1,030.502
Inception Factor      1,000.000        1,000.000    1,000.000    1,000.000

Aggregate Returns
Quarterly Return         15.03%           12.96%        9.68%       13.37%
One-Year Return          10.68%           29.59%       22.08%       21.97%
Ten-Year Return         129.83%          178.68%      152.02%        n/a
Since Inception         347.55%         1186.13%      159.71%       43.42%

Annualized Returns
Five-Year Return         11.00%           16.51%       12.68%        n/a
Ten-Year Return           8.68%           10.79%        9.68%        n/a